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                                                                    EXHIBIT (11)




                               CONSENT OF COUNSEL


                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" in the Statements of Additional Information that are included in this Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Governor Funds. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/Drinker Biddle & Reath LLP
                                        -----------------------------
Philadelphia, Pennsylvania              Drinker Biddle & Reath LLP
October 1, 1998